Exhibit 10.1
[Execution]

SALE AGREEMENT
(PVNGS Unit 2 Lease)

Dated as of September 18, 2015

Between

CGI CAPITAL, INC.,

PUBLIC SERVICE COMPANY OF NEW MEXICO

And

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity, but solely as Owner Trustee under the Trust Agreement
dated as of August 12, 1986 with CGI Capital, Inc.

___________________________________________________

Exercise of Purchase Option under Section 13(a) of the Facility Lease

Sale and Leaseback of:
(i) a 2.38% Undivided Interest In Palo Verde Nuclear Generating Station (“PVNGS”) Unit 2,
(ii) a 0.7933333% Undivided Interest in Certain PVNGS Common Facilities
and (iii) a 0.6875867% Undivided Interest in the PVNGS Site

SCHEDULED CLOSING: JANUARY 15, 2016

Contents

RECITALS	1
ARTICLE 1 DEFINITIONS AND RULES OF CONSTRUCTION	2
(a) Appendix A	2
(b) Other Capitalized Terms	2
ARTICLE 2 PURCHASE AND SALE	6
Section 2.1 Purchase and Sale	6
Section 2.2 Payment of Purchase Price	6
Section 2.3 Authorization and Direction to USBNA	6
Section 2.4 Survival of Transaction Documents	6
ARTICLE 3 CLOSING; CONDITIONS TO CLOSING	7
Section 3.1 Closing	7
Section 3.2 Conditions Precedent to the Obligations of Purchaser	7
(a) Approvals	7
(b) Truth of Representations	7
(c) Performance of Covenants	7
(d) No Default	7
(e) Absence of Certain Events	7
(f) Outstanding Notes	8
(g) Items to be Delivered by Owner Participant	8
Section 3.3 Conditions Precedent to the Obligations of Owner Participant and Owner Trustee	9
(a) Approvals	9
(b) Truth of Representations	9
(c) Performance of Covenants	9
(d) Absence of Certain Events	9
(e) Items to be Delivered by Purchaser	9
(f) Outstanding Notes	10
ARTICLE 4 REPRESENTATIONS AND WARRANTIES	10
Section 4.1 Representations and Warranties of Owner Participant	10
(a) Due Organization	10
(b) Authority Relative to the Sale Documents	10
(c) No Violation of Law, Etc.	11
(d) Litigation	11
(e) Brokers	11
(f) Purchased Interests	12
Section 4.2 Representations and Warranties of Purchaser	12

Sale Agreement (PVNGS Unit 2) with CGI Capital, Inc.      (i)

Sale Agreement (PVNGS Unit 2) with CGI Capital, Inc.      (ii)

SALE AGREEMENT
(PVNGS Unit 2 Lease)

THIS SALE AGREEMENT (this “Agreement”) dated as of September 18, 2015 is made between:

(i) CGI Capital, Inc., a Delaware corporation (“Owner Participant”);

(ii) U.S. BANK NATIONAL ASSOCIATION (successor to State Street Bank and Trust Company, successor to The First National Bank of Boston), not in its individual capacity, but solely as Owner Trustee under the Trust Agreement dated as of August 12, 1986 with the Owner Participant (in such capacity, “Owner Trustee”); and

(iii) PUBLIC SERVICE COMPANY OF NEW MEXICO, a New Mexico corporation (“Purchaser”).
RECITALS

A. Owner Participant holds all of the right, title and interest in and to

(i) 100% of the beneficial interest (the “Beneficial Interest”) in the Trust Estate (such term and the other capitalized terms used herein without definition having the respective meanings specified in Article I below), which Trust Estate includes, without limitation, the Undivided Interest and the Real Property Interest together with the related Lease (and together with all the other property constituting the Trust Estate, the “Subject Property”), and

(ii) in its capacity as owner of the Beneficial Interest and in its own right, all contractual rights and obligations, if any, in, to and under the Transaction Documents.

B. Owner Trustee holds the right, title and interest in and to the Undivided Interest and the Real Property Interest and under the Assignment and Assumption that has become vested in it pursuant to the Purchase Documents (as defined in Appendix A), the Facility Lease and the other Transaction Documents (the “Transferred Interest”) through the date immediately preceding the Purchase Date.

C. On January 13, 2014 (the “Notice Date”), Purchaser gave notice (the “Notice of Purchase Option Exercise”) of its election to exercise the purchase option permitted in Section 13(b) of the Lease upon expiration of the Basic Lease Term on Friday, January 15, 2016 (the “Purchase Date”). Owner Participant and Owner Trustee acknowledge that they received the Notice of Purchase Option Exercise on the Notice Date.

D. Pursuant to the Letter Agreement dated February 25, 2014 (the “Letter Agreement”) between the parties hereto, Owner Participant and Purchaser have reached agreement that

(i) the Fair Market Sales Value of the Undivided Interest is SEVENTY-EIGHT MILLION NINETY-SEVEN THOUSAND EIGHT HUNDRED AND FORTY SEVEN DOLLARS ($78,097,847.00) (“Undivided Interest FMV”); and

Sale Agreement (PVNGS Unit 2) with CGI Capital, Inc.         1

(ii) the Fair Market Sales Value of the Real Property Interest is TWENTY-FIVE THOUSAND SIX HUNDRED AND FIFTY-THREE DOLLARS ($25,653.00) (“the “Real Property Interest FMV”).

E. On the Purchase Date, Purchaser desires to purchase and assume, and Owner Participant desires to cause Owner Trustee to sell and assign, the Purchased Interests on the terms and conditions set forth herein. This Agreement and the other Purchase Documents together comprise the Purchase Documentation (as defined in the Letter Agreement).

Accordingly, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:
ARTICLE 1 DEFINITIONS AND RULES OF CONSTRUCTION

(a) Appendix A.

The following capitalized terms used in this Agreement shall have the meanings set forth in this Article 1. Such definitions shall be equally applicable to both the singular and plural forms of the terms defined. Unless otherwise defined in this Article 1 or elsewhere in this Agreement, capitalized terms used in this Agreement shall have the meanings as set forth in Appendix A (“Appendix A”) to the Participation Agreement dated as of August 12, 1986 (the “Participation Agreement”) among Owner Participant, Owner Trustee, Purchaser and the other parties thereto. The rules of construction stated in Appendix A shall apply equally to the use of defined terms in this Agreement.

(b) Other Capitalized Terms.

“Account Designation” shall have the meaning set forth in Section 2.2 hereof.
“Agreed Form” shall mean the form agreed by the parties hereto.

“Agreed Period” shall have the meaning specified in Section 5.3 hereof.

“Appendix A shall have the meaning specified in paragraph (a) of this Article 1.

“Beneficial Interest” shall have the meaning given such term in Recital A hereof.

“Cash Purchase Price” shall mean SEVENTY-EIGHT MILLION ONE HUNDRED AND TWENTY-THREE THOUSAND AND FIVE HUNDRED DOLLARS ($78,123,500.00), the sum of (i) the Undivided Interest FMV and (ii) the Real Property Interest FMV.

“Closing” shall mean the closing of the purchase and sale of the Transferred Interests hereunder.

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“Closing Date” shall mean the Purchase Date, or such other day as may be mutually acceptable to the parties.

“Closing Documents” shall mean this Agreement, the Purchase Documents and all other documents, opinions instruments, certificates and agreements executed and delivered pursuant to Article 3 hereof.

“Deed” shall mean the Deed dated the Closing Date from Owner Trustee to Purchaser, including the authorization and direction of the Owner Participant, substantially in the Agreed Form.

“Deed and Assignment” shall mean the Deed and Assignment of Beneficial Interest Trust No. 530 dated the Closing Date from Owner Trustee to Purchaser, including the endorsement of the Trust 530 Trustee, substantially in the Agreed Form.

“Deed and Bill of Sale” shall mean the Deed and Bill of Sale dated the Closing Date between Owner Trustee and Purchaser, substantially in the Agreed Form.

“FERC Order” shall mean the Order Authorizing Disposition of Jurisdictional Facilities issued June 1, 2015, Federal Energy Regulatory Commission Docket No. EC15-107-000, 151 FERC ¶ 62,144, by the Director, Division of Electric Power Regulation—West pursuant to delegated authority.

“Indemnified Party” shall have the meaning set forth in Section 5.3 hereof.

“Indemnifying Party” shall have the meaning set forth in Section 5.3 hereof.

“Instructions to Trust 530 Trustee” shall mean the Instructions to Trust 530 Trustee dated the Closing Date from Arizona Public Service Company, substantially in the Agreed Form, with executed counterparts of the Deed and Assignment and the Nth Amended Affidavit appended thereto as Appendix A and Appendix B, respectively.

“Lease Indenture Release” shall mean Discharge, Termination, and Release of Trust Indenture, Mortgage, Security Agreement and Assignment of Rents dated the Closing Date between Indenture Trustee and Owner Trustee, substantially in the Agreed Form.

“Lease Termination Agreement” shall mean the Lease Termination Agreement dated the Closing Date between Owner Trustee and Owner Participant, substantially in the Agreed Form. 3.

“Letter Agreement” shall have the meaning specified in Recital D.

“Nth Amended Affidavit” shall mean the Nth Amended Affidavit of Trustee Trust No. 530 completed and executed by the Trust 530 Trustee, substantially in the Agreed Form and bearing the numerical designation next succeeding the number of the then most recent Amended Affidavit of Trustee Trust No. 530 completed and recorded in the Official Records of the Maricopa County recorder by the Trust 530 Trustee.

“Notice Date” has the meaning specified in Recital C.

“Notice of Purchase Option Exercise” has the meaning specified in Recital C.

“NRC Notice” has the meaning specified in Section 4.2(c).

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“Outstanding Notes” shall mean the Notes Outstanding on January 15, 2016 immediately prior to the payment of the final installment of principal and interest due on January 15, 2016:

(i) Nonrecourse Promissory Note, Fixed Rate Series (due January 15, 2016) issued November 25, 1986 (reflecting allonge dated September 27, 1996), $1,818,000.00 of unpaid principal amount; and

(ii) Nonrecourse Promissory Note, 1996 Refunding Series (due January 15, 2016), $1,808,000.00 of unpaid principal amount.

“Owner Participant Retained Rights” shall mean all accrued benefits and rights of Owner Participant with respect to the Beneficial Interest or pursuant to any of the Transaction Documents in respect of the period prior to the Closing Date, or such other rights or benefits that are accrued or owing to Owner Participant at any time including, including, without limitation:

(a) all rights to indemnification and cost reimbursement in respect of Taxes and other matters, including, without limitation, under the Tax Indemnification Agreement and Sections 13 and 14(b) of the Participation Agreement; and

(b) all rights to any amount payable under the Transaction Documents or with respect to the Purchased Interests that accrue or become due and payable prior to the Closing Date, without regard to when the payment is actually made, and such other rights and amounts payable under the Transaction Documents that by their terms are to survive a disposition (taking into account Section 2.4 hereof).

“Owner Trustee Retained Rights” shall mean all accrued benefits and rights of USBNA pursuant to any of the Transaction Documents in respect of the period prior to the Closing Date, or such other rights or benefits that are accrued or owing to USBNA at any time including, without limitation:

(a) all rights to indemnification and cost reimbursement in respect of Taxes and other matters, including, without limitation, Sections 13 and 14(b) of the Participation Agreement; and

(b) all rights to any amount payable under the Transaction Documents or with respect to the Transferred Interests that accrue or become due and payable prior to the Closing Date, without regard to when the payment is actually made, and such other rights and amounts payable under the Transaction Documents that by their terms are to survive a disposition (taking into account Section 2.4 hereof).

“Participation Agreement” has the meaning specified in paragraph (a) of this Article 1.

“Purchase Date” has the meaning specified in Recital C.

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“Purchase Documents” shall mean:

(i) the Deed;	(vi) the Lease Termination Agreement;
(ii) the Deed and Assignment;	(vii) the Nth Amended Affidavit;
(iii) the Deed and Bill of Sale;	(viii) the Reconveyance and Termination;
(iv) the Lease Indenture Release;	(ix) the Request to APS; and
(v) the Instructions to Trust 530 Trustee;	(x) the Termination and Release.

“Purchased Interests” shall mean the Transferred Interests excluding the Owner Participant Retained Rights and the Owner Trustee Retained Rights.

“Real Property Interest FMV” has the meaning specified in clause (ii) of Recital D.

“Reconveyance and Termination” shall mean the Reconveyance and Termination of Assignment, Assumption and Further Agreement dated the Closing Date between Owner Trustee and Purchaser, substantially in the Agreed Form.

“Request to APS” shall mean the Request to Arizona Public Service Company with respect to Trust 530 dated the Closing Date, substantially in the Agreed Form, with an executed counterpart of the Instructions to Trust 530 Trustee to be appended thereto as Appendix A.

“Seller” shall mean, collectively, the Owner Trustee and the Owner Participant.

“Specified Provisions” has the meaning specified in Section 2.4.

“Subject Property” shall have the meaning given such term in Recital A hereof.

“Taxes” shall mean any and all taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Authority including, without limitation: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers’ compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; license, registration and documentation fees; and customs’ duties, tariffs, and similar charges.

“Termination and Release” shall mean the Termination and Release (Participation Agreement and Trust Agreement) dated the Closing Date between Owner Participant, Owner Trustee and Purchaser, substantially in the Agreed form.

“Transfer Documents” shall mean this Agreement and the Purchase Documents.

“Transfer Taxes” shall mean sales, use, filing, stamp, transfer or similar Taxes (and all penalties, interest additions to tax and additional amounts related thereto) incurred in connection with the completion of the transaction by this Agreement.

“Transaction” shall mean the transactions described in the Transaction Documents.

Sale Agreement (PVNGS Unit 2) with CGI Capital, Inc.         5

“Transferred Interest” shall have the meaning specified in Recital B.

“Trust 530 Trustee” shall mean ATI Title Agency of Arizona, Inc., as trustee of its Trust No. 530.

“Undivided Interest FMV” has the meaning specified in clause (i) of Recital D.

“USBNA” has the meaning specified in Section 7.18.
ARTICLE 2 PURCHASE AND SALE

Section 2.1 Purchase and Sale.

On the terms and subject to the conditions hereof, and in reliance on the representations and warranties of Owner Participant and of Purchaser contained herein, on the Closing Date Owner Participant will cause Owner Trustee to sell, Transfer, assign, convey and deliver to Purchaser, and Purchaser will purchase, accept and assume from Owner Trustee, the Purchased Interests.

Section 2.2 Payment of Purchase Price.

Payment of the Cash Purchase Price shall be made by Purchaser to Owner Trustee in immediately available funds, on the Closing Date, by transfer of funds to Owner Participant’s account as specified in writing by Owner Participant (the “Account Designation”) not later than the Business day next preceding the Closing Date. Each of Owner Participant and Owner Trustee hereby authorize and direct Purchaser to pay the Cash Purchase Price in immediately available funds to Owner Participant’s account in accordance with this Section 2.2.

Section 2.3 Authorization and Direction to USBNA.

Owner Participant hereby authorizes, directs and instructs the Owner Trustee to execute and deliver this Agreement and the other Transfer Documents, and to take any and all actions as may be necessary or appropriate to give effect to the terms of this Agreement and the other Transfer Documents.

Section 2.4 Survival of Transaction Documents.

Section 17(a) of the Participation Agreement states that the obligations of PNM under Sections 10(b)(2), 10(b)(3)(vii), 10(b)(3)(x), 10(b)(3)(xi), 13, 14, 16 and 19(f) of the Participation Agreement shall survive the expiration or other termination of the Participation Agreement or any other Transaction Document or Financing Document. The parties have nonetheless agreed that Sections 10(b)(2), 10(b)(3)(vii), 10(b)(3)(x), 10(b)(3)(xi), and 19(f) of the Participation Agreement need not survive the expiration or other termination of the Participation Agreement (the “Specified Provisions”) but that, notwithstanding the foregoing or any other provision of this Agreement or any other Transfer Document, nothing herein or any other Transfer Document shall limit the survival of any other provision set forth in the Participation Agreement, Transaction Document or Financing Document that is to survive the expiration or other termination of the Participation Agreement or any other Transaction Document or Financing Document including, but not limited to, the Owner Participant Retained Rights and the Owner Trustee Retained Rights and Sections 13, 14 and 16 of the Participation Agreement.

Sale Agreement (PVNGS Unit 2) with CGI Capital, Inc.         6

Accordingly, except to the extent expressly provided herein or in the other Transfer Documents, the Specified Provisions shall not survive the Closing.
ARTICLE 3 CLOSING; CONDITIONS TO CLOSING

Section 3.1 Closing.

The Closing shall take place on the Closing Date at the offices of the Purchaser in Albuquerque, New Mexico, or such other place as the parties hereto may agree, and shall be effective when Owner Participant receives the Purchase Price pursuant to Section 2.2 above and the Transfer Documents (other than this Agreement) have been executed and delivered by the parties thereto.

Section 3.2 Conditions Precedent to the Obligations of Purchaser.

The obligations of Purchaser to consummate the transactions contemplated hereby are subject to the fulfillment (or waiver by Purchaser) on or prior to the Closing Date of each of the following conditions precedent:

(a) Approvals.

The FERC Order shall have been obtained and the NRC Notice shall have been given.

(b) Truth of Representations.

The representations and warranties made by Owner Trustee and Owner Participant in the Transfer Documents shall be true and correct in all material respects on and as of the Closing.

(c) Performance of Covenants.

Owner Participant shall have performed and complied in all material respects with all agreements and obligations required by the Transfer Documents to be performed or complied with by Owner Participant prior to or at the Closing.

(d) No Default.

No Indenture Default relating to the Owner Participant shall have occurred and be continuing, other than such an Indenture Default attributable to a Default or an Event of Default.

(e) Absence of Certain Events.

No Event of Default (other than an Event of Default caused by an act or omission of the Lessee) shall have occurred and be continuing; no Event of Loss or a Deemed loss Event shall have been declared.

Sale Agreement (PVNGS Unit 2) with CGI Capital, Inc.         7

(f) Outstanding Notes.

The Outstanding Notes shall have been paid in full; provided, however, that in no event shall the Lessee’s failure to make any payment of Rent excuse Purchaser from its obligation to consummate the transactions contemplated under this Agreement.

(g) Items to be Delivered by Owner Participant.

Owner Participant shall have delivered (or caused to be delivered) to Purchaser:

(i) Opinion.
An opinion, dated the Closing date, of USBNA’s counsel, substantially in the Agreed Form.

(ii) Officer’s Certificates.
(A) A secretary's or assistant secretary's certificate, dated the Closing Date, signed by a duly authorized officer of Owner Participant substantially in the Agreed Form, certifying to:

(x) Owner Participant’s organizational documents, bylaws and authorizing resolutions, and

(y) the authorization of the representatives of Owner Participant executing the Transfer Documents and their authentic signatures.

(B) An officer's certificate of Owner Participant dated the Closing Date as to the fulfillment of the conditions specified in Sections 3.2(b), (c), (d) and (e) hereof substantially in the Agreed Form.

(C) A secretary's or assistant secretary's certificate, dated the Closing Date, signed by a duly authorized officer of USBNA substantially in the Agreed Form, certifying to the authorization of the representatives of USBNA executing the Transfer Documents and their authentic signatures.

(iii) Good Standing.
(A) A certificate of the appropriate Governmental Authority of the State of Delaware, dated a recent date, certifying as to the good standing of the Owner Participant.

(B) A certificate of the appropriate Governmental Authority, dated a recent date, certifying as to the existence and authority of USBNA.

(iv) Purchase Documents.
Executed copies of each of the Purchase Documents to which Owner Participant and/or Owner Trustee is a party.

(v) Account Designation.

Sale Agreement (PVNGS Unit 2) with CGI Capital, Inc.         8

A copy of the Account Designation.

Section 3.3 Conditions Precedent to the Obligations of Owner Participant and Owner Trustee.

The obligations of Owner Participant and Owner Trustee to consummate the transactions contemplated hereby are subject to the fulfillment (or waiver by Owner Participant) on or prior to the Closing Date of each of the following conditions precedent:

(a) Approvals.

The FERC Order shall have been obtained, the NRC Notice shall have been given and copies thereof shall have been provided to the Owner Participant and the Owner Trustee.

(b) Truth of Representations.

The representations and warranties made by Purchaser in the Transfer Documents shall be true and correct in all material respects on and as of the Closing.

(c) Performance of Covenants.

Purchaser shall have performed and complied in all material respects with all agreements and obligations required by the Transfer Documents to be performed or complied with by Purchaser prior to or at the Closing.

(d) Absence of Certain Events.

No Event of Default shall have occurred and be continuing; no Event of Loss or a Deemed Loss Event shall have been declared.

(e) Items to be Delivered by Purchaser.

Purchaser shall have delivered to Owner Participant:
(i) Opinions.
(A) An opinion, dated the Closing Date, of Purchaser's in-house counsel, substantially in the Agreed Form.

(B) An opinion, dated the Closing Date, of Purchaser’s counsel in the Agreed Form.

(ii) Officer’s Certificates.
(A) A secretary's or assistant secretary's certificate, dated the Closing Date, signed by a duly authorized officer of Purchaser substantially in the Agreed Form, certifying to:

Sale Agreement (PVNGS Unit 2) with CGI Capital, Inc.         9

(x) Purchaser’s organizational documents: and

(y) the authorization of the representatives of Purchaser executing the Transfer Documents and their authentic signatures.

(B) An officer's certificate of Purchaser dated the Closing date as to the fulfillment of the conditions specified in Sections 3.3(a), (b), (c) and (d) hereof substantially in the Agreed Form.

(iii) Good Standing.
A certificate of the appropriate Governmental Authority of the State of New Mexico, dated a recent date, certifying as to the good standing of Purchaser.

(iv) Cash Purchase Price.
The Cash Purchase Price shall have been received in the Designated Account.

(v) Purchase Documents.
Executed copies of each of the Purchase Documents to which Purchaser is a party.

(f) Outstanding Notes.

The registered holder of the Outstanding Notes, PVNGS Capital Trust, shall have caused the Outstanding Notes to be surrendered at the Indenture Trustee’s Office in connection with the making of the final payment thereon on January 15, 2016.
ARTICLE 4 REPRESENTATIONS AND WARRANTIES

Section 4.1 Representations and Warranties of Owner Participant.

Owner Participant represents and warrants to Purchaser that:

(a) Due Organization.

Owner Participant is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the power and authority to own, operate and lease its properties and assets and to carry on its business as it is currently conducted, and to perform its respective obligations under the Transfer Documents to which it is or will become a party.

(b) Authority Relative to the Sale Documents.

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The execution, delivery and performance by Owner Participant of its obligations pursuant to the Transfer Documents to which it is or will become a party have been duly authorized by all necessary action on the part of Owner Participant and each such Transfer Document has been, or on the Closing Date will be, duly executed and delivered by Owner Participant, and, on the Closing Date, will (assuming due authorization, execution and delivery by Purchaser and USBNA) constitute the legal, valid and binding obligation of Owner Participant enforceable against Owner Participant in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and (ii) general principles of equity.

(c) No Violation of Law, Etc.

The execution, delivery and performance by Owner Participant of its obligations pursuant to the Transfer Documents to which it is or will become a party will not require any authorization or approval by, filing with, or notice to, any Governmental Authority, with the exception of filing for approval with, and approval by, the Federal Energy Regulatory Commission and filing a notice with the Nuclear Regulatory Commission, the absence of which would prohibit or materially interfere with the consummation of the transactions contemplated in the Transfer Documents (except no representation or warranty is made as to any authorization, approval, notice or filing to which Owner Participant or Owner Trustee may be subject as a result of the nature, condition or use of Unit 2 or any Common Facilities, the License or to which Lessee is subject as a public utility whether in its capacity as lessee of the Undivided Interest, a beneficial owner of a trust estate that includes the Undivided Interest or otherwise). The execution, delivery and performance by Owner Participant of its obligations pursuant to the Transfer Documents to which it is a party will not (i) violate or conflict with any Applicable Law, or (ii) violate, conflict with or constitute a default or result in a loss of rights under any provision of the organizational documents of Owner Participant or of any agreement or instrument to which Owner Participant is a party or by which it or its properties are bound, if such violation, conflict, default or loss of rights would prohibit or materially interfere with the consummation of the transactions contemplated in the Transfer Documents (except no representation or warranty is made as to any Applicable Law to which Owner Participant or Owner Trustee may be subject as a result of the nature, condition or use of Unit 2 or any Common Facilities, the License or to which Lessee is subject as a public utility whether in its capacity as lessee of the Undivided Interest, a beneficial owner of a trust estate that includes the Undivided Interest or otherwise).

(d) Litigation.

There is no litigation or proceeding pending or, to the knowledge of Owner Participant, threatened against Owner Participant and there is, to the knowledge of the Owner Participant, no litigation or proceeding pending or threatened against Owner Trustee which, if adversely determined, would prohibit or materially interfere with the consummation by Owner Participant or Owner Trustee of the transactions contemplated in the Transfer Documents.

(e) Brokers.

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No person or entity acting on behalf of Owner Participant or Owner Trustee is or will be entitled to any brokerage fee, commission, finder’s fee or financial advisory fee from Purchaser or any of its Affiliates in connection with the transactions contemplated in the Transfer Documents.

(f) Purchased Interests.

On the Closing Date, the Purchased Interest is being transferred to Purchaser free and clear of (x) all Owner Participant Liens and (y) all Claims by any Person arising by, through or under any remarketing rights, residual sharing arrangements or guarantees, options, servicing or administration rights, or other right or entitlement similar to the foregoing entered into by the Owner Participant or any of Its Affiliates.

Section 4.2 Representations and Warranties of Purchaser.

Purchaser hereby represents and warrants as of the date hereof that:

(a) Due Organization.

Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of New Mexico, and has the power and authority to own, operate and lease its properties and assets and to carry on its business as it is currently conducted, and to perform its respective obligations under the Transfer Documents to which it is or is to become a party.

(b) Authority Relative to the Transfer Documents.

The execution, delivery and performance by Purchaser of its obligations pursuant to the Transfer Documents to which it is or is to become a party have been duly authorized by all necessary corporate action on the part of Purchaser, and each such Transfer Document has been, or on the Closing Date will be, duly executed and delivered by Purchaser and, on the Closing Date, will constitute (assuming due authorization, execution and delivery by Owner Trustee and Owner Participant) the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and (ii) general principles of equity.

(c) No Violation of Law.

The execution, delivery and performance by Purchaser of its obligations pursuant to the Transfer Documents to which it is or will become a party will not require any authorization or approval by, filing with, or notice to, any Governmental Authority, with the exception of filing a notice with the Nuclear Regulatory Commission (“NRC Notice”), the absence of which would prohibit or materially interfere with the consummation of the transactions contemplated in the Transfer Documents. The execution, delivery and performance by Purchaser of its obligations pursuant to the Transfer Documents to which it is a party will not (i) violate or conflict with any Applicable Law, or (ii) violate, conflict with or constitute a default or result in a loss of rights under any provision of the articles of incorporation, as amended, or bylaws of Purchaser or of

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any agreement or instrument to which Purchaser is a party or by which it or its properties are bound, if such violation, conflict, default or loss of rights would prohibit or materially interfere with the consummation of the transactions contemplated in the Transfer Documents.

(d) Litigation.

There is no litigation or proceeding pending or, to the knowledge of Purchaser, threatened, against Purchaser, which, if adversely determined, would prohibit or materially interfere with the consummation by Purchaser of the transactions contemplated in the Transfer Documents.

(e) Brokers.

No person or entity acting on behalf of Purchaser is or will be entitled to any brokerage fee, commission, finder’s fee or financial advisory fee from Owner Participant or any of its Affiliates in connection with the transactions contemplated in the Transfer Documents.

(f) Investment Representations.

(A) The Purchased Interests are being acquired by Purchaser for investment and for its own account and not with a view to the resale or distribution of any part thereof, and Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same, and has no contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third person with respect to the Purchased Interests.

(B) Purchaser believes it has received all the information necessary or appropriate to decide whether to acquire the Purchased Interests. Purchaser has had an opportunity to ask questions and receive answers from Owner Participant regarding the Purchased Interests, the Transaction Documents and the Transaction. Purchaser has not relied upon, and is not relying upon, Owner Participant with respect to any tax or other economic considerations related to the transactions contemplated hereby, except as otherwise expressly provided herein.

(g) ERISA.

Purchaser is not purchasing the Transferred Interests with the assets of an employee benefit plan (or its related trust) as defined in Section 3.3 of ERISA, or with the assets of any plan (or related trust) as defined in Section 4975(e)(i) of the Internal Revenue Code of 1986, as amended.

Section 4.3 Limitation.

NOTWITHSTANDING ANYTHING TO THE CONTRARY IN ANY OF THE TRANSFER DOCUMENTS, THE TRANSFERRED INTERESTS ARE BEING SOLD ON AN “AS IS, WHERE IS” BASIS AND IN “WITH ALL FAULTS CONDITION,” AND THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN SECTION 4.1 ARE EXCLUSIVE AND IN LIEU OF ALL OTHER GUARANTEES, REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, OF OWNER PARTICIPANT AND OWNER TRUSTEE OF ANY KIND WHATSOEVER. EXCEPT FOR

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THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN SECTION 4.1, EACH OF OWNER PARTICIPANT AND OWNER TRUSTEE DOES NOT, HAS NOT AND SHALL NOT BE DEEMED (BY VIRTUE OF HAVING SOLD AND ASSIGNED THE PURCHASED INTERESTS TO PURCHASER PURSUANT TO THE TRANSFER DOCUMENTS OR OTHERWISE) TO HAVE MADE, NOW OR HEREAFTER, AND, SUBJECT TO SUCH EXCEPTION, OWNER PARTICIPANT AND OWNER TRUSTEE EACH HEREBY EXPRESSLY DISCLAIMS, ANY GUARANTEE, REPRESENTATION OR WARRANTY, IN EACH CASE WHETHER WRITTEN, ORAL, EXPRESS OR IMPLIED, AS TO (i) UNIT 2, THE COMMON FACILITIES, THE LICENSE, THE PURCHASED INTERESTS OR THE BENEFICIAL INTEREST, (ii) THE TRANSACTION DOCUMENTS, (iii) THE TRANSACTION, AND (iv) THE PURCHASED PROPERTY, INCLUDING THE TITLE, VALUE, CONDITION, DESIGN, OPERATION, MERCHANTABILITY, QUALITY OF MATERIAL OR WORKMANSHIP, FITNESS FOR USE OR FOR A PARTICULAR PURPOSE, MAINTENANCE OR MARKETABILITY THEREOF.
ARTICLE 5 INDEMNIFICATIONS

Section 5.1 Indemnification.

(a) General Indemnification.

Each party shall indemnify and hold harmless the other party from any liability, loss, claim, cause of action, proceeding, cost or expense, including reasonable attorneys’ fees and expenses, which result from:

(i) the incorrectness of any representation or breach of any warranty of the Indemnifying Party contained in any Transfer Document; or

(ii) the breach by the Indemnifying Party of any of its covenants or agreements contained in any Transfer Document.

(b) Tax Indemnification.

(i) Owner Participant.
Owner Participant shall be liable for and shall indemnify and hold harmless Purchaser, from and against all Taxes relating to the Purchased Interests, to the extent relating to or arising from the activities or status of Owner Participant or Owner Trustee before the Closing Date, as the same relate to Owner Participant’s ownership of the Beneficial Interest and/or Owner Trustee’s ownership of the Subject Property; provided, however, that

(x) nothing in this Section 5.2(b) shall be a waiver of any rights or benefits of Owner Participant, or obligations of Purchaser, under the Tax Indemnification Agreement, Section 13(b) of the Participation Agreement or other provisions of the Transaction Documents relating to Taxes, and

(y) Owner Participant shall not have any liability for indemnification under this Section 5.2(b) for any income Taxes of Purchaser or for any Transfer Taxes.

(ii) Purchaser.

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Purchaser shall be liable for and shall indemnify and hold harmless Owner Participant from and against

(x) all Taxes relating to the Purchased Interests or the activities or status of Purchaser on and after the Closing Date, as the same relate to Purchaser’s ownership of the Transferred Interests, Unit 2 or the Common Facilities (provided, however, that Purchaser shall not have any liability for indemnification under this Section 5.2(b)(x) for any income or similar Taxes of Owner Participant), and

(y) any Transfer Taxes.

(iii) Scope.

The liabilities for Taxes shall be governed exclusively by this Section 5.1(b) and Section 5.2. For the avoidance of doubt, however, the Tax Indemnification Agreement and Section 13(b) of the Participation Agreement shall remain in full force and effect in accordance with their respective terms, and Owner Participant shall retain all of the Owner Participant Retained Rights with respect thereto.

(iv) Adjustment to Purchase Price.
Owner Participant and Purchaser agree to treat all payments made by either to or for the benefit of the other under this Article 5 as adjustments to the Purchase Price for Tax purposes and that such treatment shall govern for purposes hereof except to the extent that the laws of a particular jurisdiction provide otherwise, in which case such payments shall be made in an amount sufficient to indemnify the relevant party on an After-Tax Basis.

Section 5.2 Notice and Defense of Claims.

A party seeking indemnification pursuant to Section 5.1 above (an “Indemnified Party”) shall give prompt notice to the party from whom such indemnification is sought (the “Indemnifying Party”) of the assertion of any claim, or the commencement of any action, suit or proceeding, in respect of which indemnity may be sought hereunder and will give the Indemnifying Party such information with respect thereto as the Indemnifying Party may reasonably request, but no failure to give such notice shall relieve the Indemnifying Party of any liability hereunder (except to the extent the Indemnifying Party has suffered actual prejudice thereby). If the Indemnified Party defends any such action, suit or proceeding involving a third party, the Indemnifying Party shall have the right (but not the duty) to participate in the defense thereof, and to employ counsel, at its own expense, separate from counsel employed by the Indemnified Party in any such action. The Indemnifying Party shall be liable for the reasonable fees and expenses of one firm of attorneys, together with appropriate local counsel, employed by the Indemnified Party. Whether or not the Indemnified Party chooses to defend or prosecute any claim involving a third party, all the parties hereto shall cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials and appeals, as may be reasonably requested in connection therewith. The Indemnifying Party shall not be liable under Section 5.1 for any settlement effected without its consent, which shall not be unreasonably withheld or delayed, of any claim, litigation or proceeding in respect of which indemnity may be sought hereunder.

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Section 5.3 Survival.

The representations, warranties, indemnities and covenants of the parties hereto contained in the Transfer Documents shall survive for twenty-four (24) months (the “Agreed Period”) following the Closing, except that the survival of the limitation in Section 4.3 and of the indemnities and covenants set forth in Sections 5.1 and 5.2 of this Agreement (and any right to indemnification under Section 5.2 hereof on account thereof) shall not be limited to the Agreed Period; and provided, however, nothing in this Agreement shall limit the survival period for rights Owner Participant or USBNA may have under the Tax Indemnification Agreement or Sections 13 and 14(b) of the Participation Agreement with respect to the period on or prior to the Closing Date, or that are otherwise set forth in the Transaction Documents.
ARTICLE 6 COVENANTS

Section 6.1 Owner Participant’s Post-Closing Payments.

Assuming that the Closing occurs, any payment, fee or other compensation relating to the Transferred Interests received by Owner Participant or any Person that is then an Affiliate of Owner Participant on or after the Closing Date which relates to any period on or after the Closing Date and is not otherwise due to Owner Participant or such Affiliate, including without limitation, to the extent such compensation is an Owner Participant Retained Right, shall promptly, but in any event within five Business Days after receipt, be paid to Purchaser, and, until paid to Purchaser, shall be received and held by Owner Participant for the benefit of Purchaser.

Section 6.2 Purchaser’s Post-Closing Payments.

If Purchaser shall receive any payment, fee or other compensation relating to the Transferred Interests (to the extent only that such payment, fee or compensation is an Owner Participant Retained Right or that is not otherwise due to Owner Participant) which relates to any period prior to the Closing Date, Purchaser shall promptly, but in any event within five Business Days after receipt, remit said amount to Owner Participant, and, until remitted to Owner Participant, any such amount received by Purchaser shall be received and held by Purchaser for the benefit of Owner Participant.

Section 6.3 Filings by Purchaser.

On or promptly following the Closing Date, Purchaser

(a) shall make all filings required by all Governmental Authorities, if any, relating to the transfer of the Purchased Interests, and

(b) cause to be recorded or filed:

(i) such of the Purchase Documents as are customarily recorded;

(ii) termination statements with respect to Uniform Commercial Code filings; and

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(iii) an updated memorandum and disclosure for each of the Indenture Trustee and the Owner Trustee pursuant to Arizona Revised Statutes Section 33-404 (mandating disclosure of trust beneficiaries) appropriately reflecting the effect of the Purchase Documents (in the form customarily used and recorded with respect to the PNM and Arizona Public Service Company PVNGS Unit 1 and Unit 2 leases), substantially in the Agreed Forms.

Section 6.4. Owner Participant’s Liens.

The Owner Participant will not create or permit to exist, and, at its own cost and expense, will promptly take such action as may be necessary duly to discharge, all Owner Participant's Liens.

Section 6.5. Approvals.

On or prior to the Purchase Date, Purchaser shall make all filings and obtain all approvals required by all Governmental Authorities (including obtaining the FERC Order and delivering the NRC Notice), relating to the transfer of the Purchased Interests (and the transaction contemplated hereby) and which may be required to be obtained on or before the Purchase Date.

ARTICLE 7 MISCELLANEOUS

Section 7.1 Fees and Expenses.

(a) Subject to Section 7.1(b), as and to the extent required by Sections 14(b) and 14(c) of the Participation Agreement, Purchaser shall be responsible for all fees, costs, disbursements and expenses (including legal fees and other professional fees and expenses) incurred by the Owner Trustee in connection with the negotiation, execution and delivery of the Transfer Documents. Without limiting the generality of the immediately preceding sentence, Purchaser shall be solely responsible for:

(i) the fees and expenses relating to

(A) all filings, including fees and expenses relating to the recordation of Purchaser’s interest in the Transferred Interests and Subject Property, as advised by Purchaser’s counsel, and

(B) any third party consents required in connection with the Transfer Documents: and

(ii) the fees and expenses (including reasonable legal fees and expenses) of the Owner Trustee, USBNA, Loan Participant and Indenture Trustee in connection with the Transfer Documents and the transactions contemplated therein.

(b) Anything in Sections 14(b) and 14(c) of the Participation Agreement to the contrary notwithstanding, the Owner Participant shall be responsible for all fees, costs, disbursements and expenses of its legal counsel incurred by the Owner Participant in connection with the negotiation, execution and delivery of the Transfer Documents.

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Section 7.2 Notices.

All notices and documents delivered hereunder and under each of the Transfer Documents shall be in writing, and shall be forwarded by Federal Express or other nationally recognized overnight courier, postage prepaid, or by facsimile (provided receipt of the facsimile transmission is promptly confirmed) or by e-mail (with a copy of such notice sent in writing and given as provided for notices not given by e-mail) or personally delivered, and addressed as follows:

If to Owner Participant:

CGI Capital, Inc.
c/o Citigroup
390 Greenwich Street, 1st Floor
New York, New York 10013
Attention: Cathy Krust or Brian Whalen
Email: cathy.krust@citi.com
Telephone: (212) 723-3772
Fax: (646) 862-8059

If to the Owner Trustee:

U. S. Bank National Association
Corporate Trust services
EX-MA-FED
One Federal Street, 10th Floor
Boston, Massachusetts 02110
Attention: Mr. Andrew Sinasky, Vice President
Email: andrew.sinasky@usbank.com
Telephone: (617) 603-6564
Fax: (617) 603-6667

If to Purchaser:

Public Service Company of New Mexico
414 Silver Avenue, S.W.
Albuquerque, New Mexico 87102-3289
Attention: Secretary
Fax No: (505) 241-2368

With a copy to:

Charles L. Moore
Associate General Counsel
SEC Reporting and Corporate Transactions
PNM Resources, Inc.
414 Silver Ave. SW MS 0805
Albuquerque, New Mexico 87102-3289
Fax No: (505) 241-2338.
Email: Charles.Moore@pnmresources.com

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Section 7.3 Entire Agreement; Amendments.

Except as otherwise specifically provided herein, the Transfer Documents contain the entire agreement of the parties with respect to the subject matter hereof, and supersede all prior agreements and understandings between the parties (including the Letter Agreement), whether written or oral. Neither this Agreement nor any other Transfer Document may be amended or supplemented except by written instrument signed by the parties thereto.

Section 7.4 Successors and Assigns.

This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

Section 7.5 Governing Law.

This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to the conflict of laws provisions thereof.

Section 7.6 Counterparts.

This Agreement may be executed in separate counterparts, each of which when so executed and delivered shall be an original for all purposes, but all such counterparts shall constitute but one and the same instrument.

Section 7.7 Severability.

Whenever possible, each provision of the Transfer Documents will be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision of any Transfer Document is held to be prohibited by or invalid under Applicable Law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of such Transfer Document, and the remainder of such provision and the remaining provisions of such Transfer Document shall be interpreted, to the maximum extent possible, so as to conform to the original intent of the affected Transfer Document and so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any provision hereof is prohibited by or invalid under Applicable Law, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

Section 7.8 Headings; Table of Contents.

The section and article headings and table of contents contained herein are for convenience only and shall not be construed as part of this Agreement.

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Section 7.9 Further Assurances.

Each of the parties hereto agrees that, at the requesting party’s reasonable request and sole cost and expense, it shall do, execute, acknowledge and deliver, without representation, warranty or recourse, all such further acts, conveyances, assignments, transfers, documents and other assurances necessary, in the reasonable opinion of the requesting party, to effectuate the purposes and carry out the terms and intent of this Agreement and the Transfer Documents. Purchaser will permit Owner Participant and its authorized officers, employees, or representatives to have reasonable access, during Purchaser’s regular business hours, upon reasonable notice, to inspect and copy any of the Transaction Documents:

(i) for the purpose of preparing financial statements, tax returns or similar items:

(ii) to resolve threatened or pending litigations or proceedings: and

(iii) for the purpose of preparing for tax audits, reports to shareholders or government agencies;

provided, however, that nothing in this Section 7.9 shall require Purchaser to retain any documents longer than it would in the ordinary course of its business or to make available any privileged documents or information.

Section 7.10 Inconsistent Terms.

In the event of any inconsistency between any term or provision of this Agreement and any equivalent term in any other Transfer Document, the term or provision in this Agreement shall control.

Section 7.11 Waiver.

Waiver by any party of any term, provision or condition of this Agreement shall not be construed to be a waiver of any other term, provision or condition. Failure or delay by any party to require performance of any provision of this Agreement should not affect or impair such party’s right to require full performance of such provision at any time thereafter.

Section 7.12 Irrevocability.

As specified in Section 13(a) of the Facility Lease, the election which is the subject of the Purchase Notice is irrevocable as to the Purchaser, but such election is not binding on the Owner Trustee if, on the Closing Date, an Event of Default shall have occurred and be continuing or an Event of Loss or a Deemed Loss Event shall have been declared.

Section 17.13 No Inference, Etc.

Each of the Undivided Interest FMV and the Real Property FMV has been agreed by the parties with each party utilizing certain assumptions and projections (which assumptions and projections may or may not be assumptions and projections used in common with the other party) concerning the Fair Market Sales Value of the Undivided Interest and the Fair Market Value of the Real Property Interest upon expiration of the Basic Lease Term. The parties intend that such assumptions and projections shall

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not be used for any purpose (including, but without limitation, establishing a Fair Market Sales Value for the Undivided Interest of the Real Property Interest or a Fair Market Sales Value of any property or service, or supporting or rebutting any calculation, determination or position concerning any Fair Market Sales Value, at any time, whether for purposes of option exercise, exercise of remedies, post-lease term operation and support or any other matter or circumstance) other than the specific purpose for which provision is made by this Agreement.

Section 7.14 Concerning USBNA.

(a) U.S. Bank National Association (“USBNA”) is entering into this Agreement solely as successor Owner Trustee under the Trust Agreement and not in its individual capacity. Anything herein or in the Lease Documents to the contrary notwithstanding, all and each of the representations, warranties, undertakings and agreements herein or in any Transfer Document made on the part of the Owner Trustee are made and intended not as personal representations, warranties, undertakings and agreements by or for the purpose or with the intention of binding USBNA personally but are made and intended for the purpose of binding only the Trust Estate. Each of this Agreement and the Transfer Documents is or will be executed and delivered by the Owner Trustee solely in the exercise of the powers expressly conferred upon it as trustee under the Trust Agreement; and no personal liability or responsibility is assumed hereunder by or shall at any time be enforceable against USBNA or any successor in trust or the Owner Participant on account of any representation, warranty, undertaking or agreement hereunder or under any transaction Document or any Transfer Document of the Owner Trustee, either expressed or implied, all such personal liability, if any, being expressly waived by the Lessee and the Owner participant, except that the Lessee or the Owner Participant, or any Person claiming by, through or under it, making claim hereunder or under any Transaction Document or transfer Document, may look to the Trust Estate for satisfaction of the same and the Owner Trustee or its successor in trust, as applicable, shall be personally liable for its own gross negligence or willful misconduct. If a further successor owner trustee is appointed in accordance with the terms of the Trust Agreement, such successor owner trustee shall, without any further act, succeed to all the rights, duties, immunities and obligations of the Owner Trustee hereunder and the predecessor owner trustee shall be released from all further duties and obligations hereunder.

(b) USBNA will not create or permit to exist, and will, at its own cost and expense, promptly take such action as may be necessary duly to discharge, all Owner Trustee's Liens.

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Signature Page(s) for Sale Agreement (PVNGS Unit 2 Lease) dated as of September 18, 2015

IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be duly executed as of the day and year first above written.

OWNER PARTICIPANT:

CGI CAPITAL, INC.

By: /s/ Brian J. Whalen
Name: Brian J. Whalen
Title: Vice President

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Signature Page(s) for Sale Agreement (PVNGS Unit 2 Lease) dated as of September 18, 2015

OWNER TRUSTEE:

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity, but solely as Owner Trustee under a Trust Agreement dated as of August 12, 1986 with CGI Capital, Inc.,

By: /s/ Andrew M. Sinasky
Name: Andrew M. Sinasky
Title: Vice President

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Signature Page(s) for Sale Agreement (PVNGS Unit 2 Lease) dated as of September 18, 2015

PURCHASER:

PUBLIC SERVICE COMPANY OF NEW MEXICO

By:By: /s/ Elizabeth Eden
Name: Elisabeth Eden
Title: Vice President and Treasurer

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